UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 31, 2022

Columbia Banking System, Inc.

(Exact name of registrant as specified in its charter)

Washington	000-20288	91-1422237
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1301 A Street

Tacoma, Washington 98402-4200

(address of Principal Executive Offices) (Zip Code)

(253) 305-1900

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EXCHANGE
Common Stock	COLB	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2022, Columbia Banking System, Inc., a Washington corporation (“Columbia”), Columbia State Bank, a Washington state-chartered commercial bank and a wholly owned subsidiary of Columbia (“Columbia Bank”), and Clint E. Stein (the “Executive”) entered into an amendment to the Employment Agreement, dated as of September 30, 2019 (the “Employment Agreement”), by and among Columbia, Columbia Bank and the Executive, extending the term of the Employment Agreement, which was set to expire on January 1, 2023. Pursuant to the amendment, the Employment Agreement’s term was extended to the earlier of (1) April 11, 2023 and (2) the date of commencement of the term of the Amended and Restated Employment Agreement, dated as of October 11, 2021 (the “A&R Employment Agreement”), by and among Columbia, Columbia Bank and Executive, entered into in connection with the Agreement and Plan of Merger, dated as of October 11, 2021 (the “Merger Agreement”), by and among Columbia, Umpqua Holdings Corporation, an Oregon corporation (“Umpqua”), and Cascade Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Columbia. The term of the A&R Employment Agreement is scheduled to commence upon the closing of the proposed combination with Umpqua pursuant to the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA BANKING SYSTEM, INC.

Date: January 6, 2023	By:	/s/ Aaron James Deer
		Name:	Aaron James Deer
		Title:	Executive Vice President and Chief Financial Officer